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                                                                      EXHIBIT 99

                                        [KUPPER PARKER COMMUNICATIONS INC. LOGO]



NEWS RELEASE

               KUPPER PARKER COMMUNICATIONS COMPLETES ACQUISITION
                        OF GREENSTONE/ROBERTS ADVERTISING

     KPC Becomes Public Company Poised for Domestic and International Growth


ST. LOUIS, October 2, 2000 - Kupper Parker Communications, Inc. (KPC), an integrated marketing communications agency, completed on September 29, 2000, the reverse acquisition of New York-based Greenstone/Roberts Advertising Inc. (OTCBB:GRRI). The company's common stock continues trading on the over-the-counter bulletin board under the current symbol, pending application for a new symbol.
         Headquartered in St. Louis, Mo., and now with an office in Melville, N.Y., on Long Island, KPC has offices in eight U.S. cities. Through these offices and affiliations in the United Kingdom, Germany and Italy, KPC offers a full range of advertising, public relations, Internet, promotion, direct marketing and media services to clients in the U. S. and internationally.
         Bruce D. Kupper is president and chief executive officer of KPC. Ronald
M. Greenstone and Gary C. Roberts will be chief executive officer and president, respectively, of the Long Island operations, and both will serve on the board of directors of KPC.
         KPC's four-part strategy for revenue and earnings growth includes organic growth, acquisitions, affiliations, and economies of scale.
         "This acquisition is a key part of our future growth strategy because of the strength of the Long Island market and because it provides us with a publicly traded stock to use as currency for our acquisition strategy," said Kupper. "Our clients will benefit from access to even greater strategic and creative fire-power, greater geographic reach and the increased diversity of our business mix."
         Through KPC's growth strategy, the company has increased revenues at a 23 percent compound annual growth rate from 1994 through 1999. Moving forward, the company has established a strategy for building revenues from a pro forma combined 1999 level of $14.7 million to more than $50 million anticipated by year-end 2004.
         The fundamental assumptions are to increase revenues organically at least as fast as industry growth rates; to add revenues of $8 million to $12 million annually through strategic acquisitions; and to improve efficiency each year in order to achieve a targeted operating margin of 11 percent to 12 percent by 2004.

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                       KPC Completes Acquisition of Greenstone/Roberts - Add One

Organic Growth
         "We believe we have a revenue-building program to outpace the industry overall because of our diverse business mix and our ability to offer clients the full range of communications services including fast-growing areas such as consumer branding and public relations," Kupper said. "We have a team of highly motivated, entrepreneurial practitioners who can further leverage KPC's services within our geographic markets and industry niches."
         KPC differentiates itself from larger agencies by establishing direct contact between clients and senior practitioners in 10 different communications specialties under one brand. KPC is differentiated from smaller regional firms by delivering national-caliber business-to-business, corporate and strategic communications to middle market and Fortune 500 companies.

Acquisitions
         Through acquisitions, KPC will continue to reach into new markets and add critical mass in its existing cities. "We've proven that we can successfully align the interests of strong local management and offer communications entrepreneurs the opportunity to grow faster by shedding administrative burdens, focusing on client service armed with a broader array of communications specialties, and exposing their staff to bigger assignments," Kupper said.
         KPC's geographic focus is on U.S. cities with solid economies or industry concentrations, and countries with stable economies, similar cultures and healthy projected increases in marketing communications expenditures. "Our reorganization as a public company opens new doors for growth through acquisition here and internationally."
         To serve clients in markets that don't meet KPC's expansion criteria, the company will pursue a healthy network of affiliations with preferred agencies that will properly service KPC clients and through which KPC will benefit through coordination fees.

Economies of Scale
         KPC expects to continue consolidating accounting, human resources and technology management, purchasing and other administrative functions at its St. Louis headquarters in order to standardize practices and achieve targeted operating and efficiency ratios through economies of scale.
         KPC is a regional marketing communications company which delivers the full range of services, including marketing consultation, market research, branding, advertising and media buying, public relations and investor relations, graphic design, digital interactive, direct response and database marketing, and sales promotion. KPC's clients are in a broad range of industries and include business-to-consumer, business-to-business, and business-to-stakeholder clients. KPC also provides specialized marketing consultation to television and radio stations.
         KPC's combined pro forma revenues in 1999 were $14.7 million. Combined U.S. gross income of $26.8 million places KPC in the top 100 agency brands in the U.S. according to Advertising Age. Based on public relations income, PRWeek ranks KPC among the nation's top 100 public relations firms, and among the top 50 healthcare public relations firms.

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                       KPC Completes Acquisition of Greenstone/Roberts - Add Two

         This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934. Forward-looking statements include information concerning possible or assumed future results of operations and other statements and information regarding assumptions about the company's future economic performance and growth and management's goals and objectives. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Investors should not view these forward-looking statements as guarantees of future performance. The risks and uncertainties that could cause actual results to differ materially are detailed in the company's filings with the Securities and Exchange Commission. KPC is not under any obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:
Mary Scholz Barber, 314-290-2013; mbarber@kupperparker.com www.kupperparker.com

                                       ###


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                                        [KUPPER PARKER COMMUNICATIONS INC. LOGO]

TRANSACTION OVERVIEW
Kupper Parker Communications' Acquisition of Greenstone/Roberts Advertising

DIRECTORS AND EXECUTIVE OFFICERS
Bruce D. Kupper, president and chief executive officer
Mary De Hahn, director, chief operating officer
John J. Rezich, director, chief financial officer
Ronald M. Greenstone, director and chief executive officer of the Long Island operations
Gary C. Roberts, director and president of the Long Island operations

DIRECTORS
S. Lee Kling, chairman of Kling Rechter & Co.
James A. Saitz, chairman and chief executive officer of Trustcorp Financial

TRANSACTION

- The $2,156,000 consideration paid is comprised of $1,350,000 in cash and approximately 10.9% of KPC assets valued at approximately $806,000.

- 300,000 shares will be purchased from GRRI shareholders on the open market at $4.50 per share.

- KPC stockholders received 5,450 shares of the new common stock for each share of KPC common stock they owned.

- Valuation of the combined entity is more than $14 million, based on the total of 5,674,000 common shares issued and outstanding multiplied by the closing price of [$2.25] on September 29, 2000.

OTHER INFORMATION

- KPC employs a total of 165 people, including 105 in the St. Louis office, and has a total staff of over 245 through its subsidiaries and affiliates.
- Kupper Parker Communications, Inc. is a New York corporation headquartered in St. Louis.

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